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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-32663, 33-53523, 33-53525, 333-63032, 333-67249, and
333-83897) and related prospectuses of our report dated January 23, 2004, with respect to the consolidated financial statements and schedule of Reebok International Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


/s/ Ernst & Young LLP
Boston, Massachusetts
March 9, 2004